Calculation of Filing Fee Tables
F-1
Devonian Health Group Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Units, each Common Unit consisting of one Common Share, no par value, and one Warrant to purchase one Common Share	457(o)			$ 28,244,000.00	0.0001381	$ 3,900.50
Fees to be Paid	2	Equity	Common Shares included in the Common Units	Other				0.0001381	$ 0.00
Fees to be Paid	3	Equity	Warrants included in the Common Units	Other				0.0001381	$ 0.00
Fees to be Paid	4	Equity	Common Shares underlying Warrants included in the Common Units (at an exercise price of 125% of the price of the Common Units)	457(o)			$ 35,305,000.00	0.0001381	$ 4,875.62
Fees to be Paid	5	Equity	Warrants to be issued to the underwriter	Other				0.0001381	$ 0.00
Fees to be Paid	6	Equity	Common Shares underlying Warrants issued to the underwriter	457(o)			$ 1,765,250.00	0.0001381	$ 243.78
Fees to be Paid	7	Equity	Pre-funded Units, each Pre-funded Unit consisting of one Pre-funded Warrant and one Warrant, each to purchase one Common Share	Other				0.0001381	$ 0.00
Fees to be Paid	8	Equity	Pre-funded Warrants included in the Common Units	Other				0.0001381	$ 0.00
Fees to be Paid	9	Equity	Pre-funded Warrants included in the Common Units	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 65,314,250.00		$ 9,019.90
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 9,019.90
Offering Note
[1]	1.a. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933. 1.b. Includes common shares and warrants that may be purchased by the underwriter pursuant to its option to purchase additional common shares and warrants to cover over-allotments. 1.c. Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminate number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. 1.d. We have agreed to issue to ThinkEquity LLC, Underwriter Warrants that are immediately exercisable at an exercise price equal to 125% of the price per common unit issued in the offering, representing up to 5.0% of the common shares included in the common units issued in the offering. Resales of the Underwriter Warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, as amended, are registered hereby. Resales of common shares issuable upon exercise of the Underwriter Warrants are also being similarly registered on a delayed or continuous basis hereby. As estimated solely for the purpose of recalculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Underwriter Warrants is $1,765,250, which is equal to 125% of $1,412,200 (5.0% of $28,244,000). See Underwriting.

[2]	See Offering Notes 1.a. and 1.c. 2.a. No registration fee required pursuant to Rule 457(g).

[3]	See Offering Notes 1.a., 1.c, and 2.a.

[4]	See Offering Notes 1.a., 1.c., and 1.d. Note 4.a. The warrants are exercisable at a price per common share equal to 125% of the common unit offering price.

[5]	See Offering Note 1.a.

[6]	See Offering Notes 1.a., 1.c., 1.d., and 4.a.

[7]	See Offering Note 1.c. 7.a. The proposed maximum aggregate offering price of the common shares will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common shares issued in the offering.

[8]	See Offering Notes 1.c., 2.a, and 7.a.

[9]	See Offering Notes 1.c, and 7.a.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date